Exhibit 10.1

                                    AGREEMENT

         AGREEMENT, dated as of November 4, 2004 (this "Agreement"), by and between HQ Sustainable Maritime Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("HQSM"), and Sino-Sult Canada (S.S.C.) Limited, a limited liability corporation organized and existing under the laws of the country of Canada ("Sino-Sult").

                                    RECITALS

         A. Pursuant to that certain Purchase Agreement, dated as of August 17, 2004 (the "Purchase Agreement"), by and among HQSM, Sino-Sult and Sealink Wealth Limited, a limited liability corporation organized and existing under the laws of the British Virgin Islands, HQSM made in favor of Sino-Sult a Convertible Promissory Note, dated August 17, 2004 (the "Note"), in the original principal amount of U.S. $11,111,345. In accordance with the terms thereof, the Note matured in October of 2004.

         B. Pursuant to a letter dated November 4, 2004 (the "Demand Letter"), Sino-Sult has demanded of HQSM payment in full of the principal amount and accrued interest due and outstanding under the Note or, in lieu of such payment and in full and complete satisfaction of the Note, has offered to accept (1) 15,730,493 shares (the "Common Shares") of common stock, $0.001 par value per share, of HQSM, (2) 100,000 shares (the "Preferred Shares") of preferred stock, $0.001 par value per share, of HQSM, issuable pursuant to a certificate of designation, substantially in the form attached hereto as Annex 1; provided that HQSM shall make a cash payment to Sino-Sult of the accrued and unpaid interest on the Note (the "Cash Payment"), all upon the terms set forth herein.

         C. HQSM has agreed to accept such offer from Sino-Sult, upon the terms set forth herein.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                          AGREEMENT REGARDING THE NOTE

         Section 1.01. Issuance of HQSM Securities in Satisfaction of the Note. In lieu of payment of the outstanding principal balance of the Note, together with accrued and unpaid interest thereon, and in full and complete satisfaction of the Note, the parties agree that HQSM shall issue to Sino-Sult the Common Shares and the Preferred Shares, and shall make the Cash Payment with respect to accrued interest on the Note.

                  (a) Common Shares. As promptly as feasible following the execution and delivery of this Agreement by the parties hereto, but in any event no later than ten (10) calendar days thereafter, HQSM shall issue and deliver to Sino-Sult one or more certificates representing the Common Shares, which Common Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. HQSM shall pay all expenses, and any and all United States



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

federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 1.01(a) in the name of Sino-Sult, or as may be otherwise directed by Sino-Sult.

                  (b) Preferred Shares. As promptly as feasible, but in any event no later than the earliest of (x) ten (10) calendar days following receipt by HQSM of all requisite approvals (including without limitation, shareholder approvals) for such issuance, and (y) the six (6) month anniversary of the date of the Demand Letter, HQSM shall issue and deliver to Sino-Sult one or more certificates representing the Preferred Shares, which Preferred Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. HQSM shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 1.01(b) in the name of Sino-Sult, or as may be otherwise directed by Sino-Sult.

                  (c) As promptly as feasible, but in any event no later than ten (10) calendar days following the execution and delivery of this Agreement by the parties hereto, HQSM shall make the Cash Payment to Sino-Sult of all of the accrued and unpaid interest on the Note from the date of issuance thereof through and including the date of payment thereof, which amount shall be payable in immediately available Unites States dollars.

         Section 1.02   Default by HQSM.

                  (a) General Default. In the event that HQSM shall default in the performance of any of its obligations hereunder, Sino-Sult shall have all rights and remedies as shall be available thereto under law or at equity, all of which shall be cumulative.

                  (b) Preferred Shares Default. In the event that HQSM defaults in the performance of its obligation under the Note and hereunder to issue the Preferred Shares, the principal amount of $100,000, together with interest thereon at the rate set forth in the Note, as accrued from August 17, 2004 through such date of payment, shall immediately become due and payable at the option and upon demand of Sino-Sult.

                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York, without regard to its conflicts of law principles.

         Section 2.02 Resolution of Disputes.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party hereto has delivered to the other party a written request for such consultation (the "Consultation Date"). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either Party, with written notice to the other Party.

                  (b) Arbitration. The arbitration shall be conducted in New York, New York under the auspices of the American Arbitration Association ("AAA") in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. There shall be three arbitrators: one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. All arbitration proceedings shall be conducted in English. Each party to the dispute shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party to the dispute in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties thereto; either party thereto may apply to any court of competent jurisdiction in the State of New York for enforcement of any award granted by the arbitrators.

                  (c) During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue to abide by the terms of this Agreement.

         Section 2.03 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party shall reimburse the non-breaching party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 2.04 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 2.05 Entire Agreement. This Agreement and any agreements, documents and instruments to be executed and delivered pursuant hereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter of this Agreement, and are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto.

         Section 2.06 Agreement Binding on Successors and Assigns. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

         Section 2.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement, facsimile signatures may be deemed originals.

         Section 2.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended only by a writing signed by both parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party for whose benefit the provision is intended.



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

         Section 2.09 Third Party Consents and Certificates. The parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 2.10 Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to HQSM, at its principal office, Wall Street Center, 14 Wall Street - 20th Floor, New York, New York 10005, Attention:
President, and to Sino-Sult at the following address: 7305 Marie-Victorin, Suite 100, Brossard, Quebec, Canada J4W 1A6, Attention: President. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

         Section 2.11 Severability. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

         Section 2.12 No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and the respective successors and assigns of the foregoing, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party, nor shall any provision hereof give any third persons any right of subrogation or action over or against any party.

         Section 2.13 Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         Section 2.14 Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




HQ SUSTAINABLE MARITIME INDUSTRIES, INC.



By:  /s/ Norbert Sporns
   ----------------------
Name: Norbert Sporns
Title: CEO and President



SINO-SULT CANADA (S.S.C.) LIMITED



By:  /s/ Lillian Wang Li
   ----------------------
Name: Lillian Wang Li
Title: Director

                                     ANNEX 1

                           CERTIFICATE OF DESIGNATION


                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

                           CERTIFICATE OF DESIGNATION
                           OF SERIES A PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


         HQ  Sustainable  Maritime  Industries,  Inc.  (the  "Corporation"),   a
corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: Pursuant to authority conferred upon the Board of Directors by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and has adopted the resolution set forth below on August 17, 2004:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, as amended, out of the authorized but unissued shares of Preferred Stock of the Corporation this Board of Directors hereby creates a series of the Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Corporation, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

1. Designation. The designation of the series shall be "Series A Preferred Stock" (the "Series A Preferred Stock").

2. Number. The number of shares constituting the Series A Preferred Stock shall be 100,000.

3.       Voting Rights.

         a. General Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to the voting power equal to that of one thousand shares of the Corporation's common stock, par value $.001 per share (the "Common Stock") and with respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

         b. Consent Needed for Authorization. Without the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Corporation may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock either as to dividends or liquidation, (ii) authorize, create or issue any class or series of common stock of the Corporation other than the Common Stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by Section 3(b)(i) or (ii), (v) amend this Certificate or (vi) enter into any disposal, merger or reorganization involving 20% of the total capitalization of the Corporation.

4.       Liquidation.

         a. Preference. Subject to the rights of the holders of any other series of Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock and any other series of Preferred Stock ranking junior to the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to liquidation, an amount in cash per share equal to $1.00, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution. If, upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of shares of the preferential amounts payable to them, then the entire assets of the Corporation available for distribution to such holders of shares shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation pursuant to this
         Section 4(a), the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation's assets will be considered a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 4(a).

         b. Adjustments. The liquidation preference provided for herein with respect to the Series A Preferred Stock shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series A Preferred Stock.

5. Optional Conversion Rights. The Series A Preferred Stock shall be convertible as follows:

         a. Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Series A Preferred Stock shall have the right at such holder's option (an "Optional Conversion"), at any time or from time to time, and without the payment of any additional consideration therefor, to convert any of such shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the ratio of one share of Series A Preferred Stock for two shares of the Common Stock of the Corporation ("Optional Conversion Price"). In case the Corporation shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock or (ii) subdivide or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Optional Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying such conversion price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. The number and kind of securities shall also be proportionately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

         b. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

         c. Dividends Upon Conversion. In connection with any conversion of shares of Series A Preferred Stock, the Corporation shall pay accrued and unpaid dividends thereon in accordance with the provisions of
         Section 6.

6.       Dividends.

         a. Dividends.

                  (i) Subject to the rights of the holders of any other series of Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock with respect to dividends and any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to dividends, other than the Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends per share of Series A Preferred Stock at a rate per annum as determined by the Board of Directors during the period commencing after the date of original issuance of any shares of Series A Preferred Stock until converted pursuant to Section 5 above; provided, however, in the event of an Optional Conversion, all accumulated dividends will automatically be eliminated and no such dividends will be due or payable to holders of Series A Preferred Stock.

                  (ii) Dividends on the Series A Preferred Stock will accrue on each December 15, March 15, June 15, and September 15, occurring after the date of original issuance, provided that the Corporation shall have the option to pay dividends when and as declared by the Board of Directors of the Corporation. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such shares of Series A Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

                  (iii) The Corporation shall pay the dividends on the Series A Preferred Stock described in Section 6(a)(i), at the Corporation's option and in its sole discretion, out of funds legally available therefor (A) in cash, (B) in shares of Common Stock, such that the number of shares of Common Stock to be distributed as a dividend to each holder of Series A Preferred Stock shall be equal to the cash amount of such dividend payable to such holder on such dividend payment date divided by the average quote per share of Common Stock reported by OTC Bulletin Board or any other stock exchange on which the Common Stock is traded, as determined by the Company (the "Per Share Market Value") for the fifteen (15) trading days immediately preceding such dividend payment date, or (C) in any combination of cash and shares of Common Stock that the Corporation may determine in its sole discretion, with the number of shares of Common Stock to be distributed in connection therewith to be calculated on the basis set forth in Section 6(a)(iii)(B).

                  (iv) No fractional shares of Common Stock or scrip shall be issued upon payment of any dividends in shares of Common
                  Stock. If more than one share of Series A Preferred Stock shall be held by the same holder at the time of any dividend payment date, the number of full shares of Common Stock issuable upon payment of such dividends shall be computed on the basis of the aggregate dividend amount that the Corporation has determined to pay in Common Stock shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon payment of such dividends, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the average Per Share Market Value for the fifteen (15) trading days immediately preceding such dividend payment date, rounded to the nearest cent ($.01).

         b. Allocation of Dividends. Dividends on the Series A Preferred Stock, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on all outstanding shares of Series A Preferred Stock contemporaneously. In the event dividends on the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any other class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto are declared and paid in an amount less than all accumulated and current dividends on all of such shares, the total amount declared and paid shall be allocated among all of such shares so that the per share dividend to be declared and paid on each share is the same percentage of the sum of the accumulated dividends for each such share. In the event dividends are declared and paid on the Series A Preferred Stock in a combination of cash and shares of Common Stock, the percentage of the dividend paid in cash and the percentage of the dividend paid in stock must be the same for each share of Series A Preferred Stock.

         c. Dividend Priorities. The Corporation shall not declare or pay any distributions to the holders of the Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock in respect of dividends during any period of time in which any shares of Series A Preferred Stock are outstanding or in which any dividends payable on any shares of Series A Preferred Stock have not been declared and paid in full. In this Section 6(c), "distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend solely in shares of Common Stock), or the purchase or redemption by the Corporation of shares of Common Stock or any other shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock in respect of dividends for cash or property, but does not include the repurchase by the Corporation of shares from an officer, director, employee or consultant of the Corporation.

7. Reacquired Shares. Any shares of Series A Preferred Stock purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such series and shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock.

         SECOND: That said determination of the powers, designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to said series of Preferred Stock, was duly made by the Board of Directors of the Corporation pursuant to the provisions of the Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Norbert Sporns, its President, on the ___ day of ____________, _____.


                                        HQ SUSTAINABLE MARITIME INDUSTRIES, INC.



                                        By: ____________________________________
                                        Name: Norbert Sporns
                                        Title: President